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                                                         Filing Fee: ___________
                                                          Receipt #: ___________
                            ARTICLES OF INCORPORATION

                              (PURSUANT TO NRS 78)

                                STATE  OF  NEVADA           FILED #  C28007-2001
                                                                    ------------
                                                                   OCT  17  2001
                               Secretary of State
                                                                IN THE OFFICE OF
                                                                /s/ Dean  Heller
                                                                DEAN  HELLER,
                                                                SECRETARY
                                                                OF  STATE
                                Article  1.  Name

The  name  of  the  Corporation  is:  TEXADA  VENTURES  INC.


                          Article  2.  Registered  Agent

The name of the Resident Agent of the Corporation is Cane & Company, LLC. The address of the Resident Agent of the Corporation is Suite 500, 2300 West Sahara Avenue, Las Vegas, Nevada 89102.


                           Article  3.  Capital  Stock

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The  Board of Directors is authorized, subject to limitations prescribed in this
Article 3, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series will include but not be limited to, the following:

              (1) The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

              (2) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (3) Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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              (4)  Whether  that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

              (5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (6) Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

              (8) Any other relative rights, preferences and limitations of that series.


                         Article 4.  Board of Directors

     (a) Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

     (b) Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

     (c) First Board of Directors. The first Board of Directors will consist of one (1) member and his name and address is as follows:

     Name  of  Director:          MARC  BRANSON

     Address  of  Director:       3285  Fromme  Road
                                  North  Vancouver,  British  Columbia  V7K  2E1

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                               Article  5.  Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under NRS 78.


               Article 6.  Combinations with Interest Stockholders

     The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.


                              Article  7.  Liability

     To the fullest extent permitted by the General Corporation Law of the State of Nevada as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of this Article 7 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.


                           Article  8.  Indemnification

     (a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

     (b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article 8, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

     (c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article 8 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, this Certificate of Incorporation or otherwise.

     (d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be

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reduced  by  any amount  such  Indemnitee  may collect  as  indemnification  or advancement of expenses from  such  other  entity.

     (e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that, if then required by the NRS 78, the expenses incurred by or on behalf of an Indemnitee may be paid in advance of the final disposition of a proceeding only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the Indemnitee is not entitled to be indemnified for such expenses.

     (f) Right of Indemnitee to Enforce the Right to Indemnification or Advancement. If a claim under this Article 8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except with respect to a claim for advancement of expenses, when the applicable period is twenty days), an Indemnitee may at any time thereafter file suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in such a suit, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In any suit under this Article 8 for indemnification or advancement of expenses the burden of proving that the Indemnitee is not entitled to indemnification or advancement is on the Corporation. In any suit brought to enforce a right to indemnification (but not a right to advancement) hereunder, it will be a defense that the Indemnitee has not met the applicable standard of conduct required by NRS 78. It will not be a defense to such an action that, prior to the commencement of such action, the Corporation (including directors, independent legal counsel or stockholders) determined, or failed to determine, that such indemnification or advancement is proper under the circumstances.

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     (g)     Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any potential Indemnitee under this Article 8 against any loss, whether or not the Corporation would have the power to indemnify such person against such loss under NRS 78.



                           SIGNATURES OF INCORPORATORS

The  names  and  address  of each of the incorporator(s) signing the Articles of
Incorporation:


Signature  of  Incorporator:          /s/ Michael  Cane
                                      -----------------
Name  of  Incorporator:               MICHAEL  A.  CANE

Address  of  Incorporator:            2300  West  Sahara Avenue,
                                      Suite 500,  Box 18
                                      Las  Vegas,  NV  89102



This instrument was acknowledged before me on the 17th  day of October, 2001 by
                                                  ----
Michael  A.  Cane  as  incorporator  of  TEXADA  VENTURES  INC.

                                             Notary Public - State of Nevada
                                                      County of Clark
                                                      CYNTHIA J. REED
                                                  My Appointment Expires
                                No:  01-68155-1       April  12, 2005


Signature  of  Notary  Public:        /s/  Cynthia  J  Reed
                                      ---------------------
Name  of  Notary  Public:               CYNTHIA  J.  REED



          CERTIFICATE OF ACCEPTANCE BY APPOINTMENT OF RESIDENT AGENT

I,  Michael  A. Cane,  on  behalf  of  Cane & Company LLC, hereby accept
Appointment  as  Resident  Agent  for  the  above  named  corporation.


Signature  of  Resident  Agent:          /s/ Michael  Cane
                                         -----------------

Date:                                        10-17-01
                                         -----------------


                                               STATE OF NEVADA
                                              SECRETARY OF STATE
                              I hereby certify that this is a true and complete
                                 copy of the document so filed in this office

                                                   OCT 18, 2001

                                                   /s/ Dean  Heller

                                                   DEAN  HELLER

                                            By:  /s/ Angela Clark
                                                 ----------------


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